Exhibit 99.1

United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$180,528
Unrealized Gain (Loss) on Market Value of Futures	80,662
Dividend Income	1,292
Interest Income	2,816
Total Income (Loss)	$265,298

Expenses
General Partner Management Fees	$9,568
Professional Fees	11,009
Brokerage Commissions	246
Non-interested Directors' Fees and Expenses	85
Prepaid Insurance Expense	57
NYMEX License Fee	191
Total Expenses	21,156
Expense Waiver	(9,675)
Net Expenses	$11,481
Net Income (Loss)	$253,817

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/16	$14,189,783
Net Income (Loss)	253,817

Net Asset Value End of Month	$14,443,600
Net Asset Value Per Share (1,400,000 Shares)	$10.32

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612